Exhibit 10.12

GAS PURCHASE AND GAS PROCESSING CONTRACT ETC TEXAS PIPELINE, LTD. “BUYER” AND EVOLUTION OPERATING CO., INC. “SELLER”

 INDEX ARTICLE DESCRIPTION PAGE NUMBER I Definitions 1 II Preliminary Statement 3 III Dedication 4 IV Reservations of Seller 5 V Quantity 6 VI Quality 8 VII Point(s) of Delivery, Construction of Facilities, Ownership and Control of Gas 10 VIII Pressure 12 IX Measurement 13 X Processing of Seller’s Gas 18 XI Price and Billing 20 XII Taxes, Assessments and Fees 25 XIII Regulatory Bodies 26 XIV Force Majeure 26 XV Warranty of Title to Gas 28 XVI Easements 29 XVII Term 30 XVIII Seller’s Leases 30 XIX Miscellaneous 31 EXHIBIT “A” Legal Description EXHIBIT “B” Seller’s Representative EXHIBIT “C” Treating Fee EXHIBIT “D” Gas Lift

 GAS PURCHASE AND GAS PROCESSING CONTRACT THIS CONTRACT, made and entered into as of the 8th day of October, 2007, by and between ETC TEXAS PIPELINE, LTD., an intrastate pipeline company, herein referred to as “Buyer”; and EVOLUTION OPERATING CO., INC. (“EVOP”) herein referred to as “Seller” (whether one or more). WITNESSETH WHEREAS, Seller is the current operator of certain oil and gas leases which are more particularly described on Exhibit “A” hereto from which Seller has or will have a supply of gas available for sale hereunder and desires to sell same to Buyer. WHEREAS, Buyer has or plans to construct and operate a natural gas pipeline system in the area of Seller’s oil and gas leases and desires to purchase the gas which Seller from time to time has available for sale. NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto mutually covenant and agree as follows: ARTICLE I DEFINITIONS For the purpose of this Contract, unless the context of the instrument requires otherwise, the following definitions shall be applicable: 1.1 “Casinghead Gas” shall mean natural gas issuing from a well classified as an oil well by the Railroad Commission of Texas, whether produced from the same sand or strata from which oil is produced or as the result of the induction of gas by any method for assisting the production of oil. 1.2 “Gas Well Gas” shall mean natural gas issuing from a well classified as a gas well or statutory gas well by the Railroad Commission of Texas. 1.3 “Gas” shall mean the gaseous effluent and all constituents thereof from Seller’s conventional gas-oil field separators to which Seller’s wells are connected and when used herein without further description, shall mean and include both Gas Well Gas type gas and Casinghead Gas type gas. 1.4 “Lease or Leases” shall mean the oil and gas leases, land(s) and/or well(s) described in Exhibit “A” hereto, together with listed, or unlisted, amendments to said Leases in effect on the effective date hereof and shall also include any renewals and/or extensions to such leases. Said term shall include by reference the land covered by such leases or allocated to such wells. 1.5 “Day” shall mean the 24-hour period commencing at seven o’clock a.m. local time (“7:00 a.m.”) on one calendar day and ending at 7:00 a.m. local time on the following calendar day. 1.6 “Month” shall mean the period beginning at 7:00 a.m. local time on the first day of a calendar month and ending at 7:00 a.m. local time on the first day of the next succeeding calendar month. 1.7 “Mcf” shall mean one thousand (1,000) cubic feet. 1.8 “MMcf” shall mean one thousand (1,000) Mcf. 1.9 “BTU” shall mean British thermal unit. 1.10 “MMBTU” shall mean one million (1,000,000) BTU’s. 2

 1.11 “Psia” shall mean pounds per square inch, absolute. 1.12 “Psig” shall mean pounds per square inch, gauge. 1.13 “Seller’s Delivery Capacity” shall mean the maximum stabilized quantity of Gas Well Gas which can be delivered to Buyer under and subject to all valid rules and regulations of regulatory authorities less those quantities actually excepted and reserved by Seller pursuant to Article IV hereof, at the Point of Delivery against Buyer’s existing line pressure during a twenty-four (24) hour period following a seventy-two (72) hour period of stabilized flow; such determined delivery capacity shall be effective from the first day of the next succeeding month after such determination; provided, however, Seller’s Delivery Capacity at no time shall exceed the stabilized quantity of Gas Well Gas actually available for delivery to Buyer. Seller’s Delivery Capacity shall be reduced by the quantity of Gas Seller utilizes pursuant to the reservations contained in Article IV of this Contract. 1.14 “Seller’s Gas Reserves” shall mean the total quantity of gas which Seller has the right to market from the Lease(s) described in Exhibit “A” hereto. 1.15 “Buyer” shall mean Buyer and/or its nominee. 1.16 “Unfavorable Market Conditions” shall mean that point in time when the price of Gas is $3.00 or less per MMBTU based on the Houston Ship Channel Price Index or, if not published, a substitute price index as determined in accordance with Paragraph 11.3(1)(a). Notwithstanding the foregoing, in no event shall the Buyer be required to pay the above referenced price as a base price for Gas under this Contract. 3

 ARTICLE II PRELIMINARY STATEMENT 2.1 Seller represents and warrants that the Gas that is the subject of this Contract is free of prior dedication (other than to Buyer) and has not heretofore been committed or dedicated to interstate commerce and, as such, is not subject to the Federal Energy Regulatory Commission’s jurisdiction under Section 1(b) of the Natural Gas Act. In the event it should be determined that such Gas is subject to prior dedication or was committed or dedicated to interstate commerce, Seller agrees to fully indemnify and hold Buyer harmless against any claims or losses arising from or out of any such prior commitment or dedication. Further, in the event Buyer is required to make restitution of volumes previously purchased hereunder due to such prior commitment or dedication, then Seller agrees to indemnify and hold Buyer harmless for the replacement cost of Gas Buyer is required to return. 2.2 Seller represents that, as operator of Leases, it has the right to market the Gas attributable to the Leases described in Exhibit “A” hereto, and that it will construct, or cause to be constructed, the facilities necessary to enable it to sell and deliver to Buyer at the Point(s) of Delivery, as hereinafter set forth, all Gas attributable to such interest and/or marketing right in accordance with the provisions of this Contract. ARTICLE III DEDICATION 3.1 Subject to the terms and conditions of this Contract, Seller hereby commits and dedicates to the performance of this Contract all of Seller’s Gas Reserves and, to insure the performance of the provisions of this Contract, covenants to sell and deliver Seller’s 4

 Gas Reserves to Buyer at the Point(s) of Delivery without other disposition during the term of this Contract, except as herein otherwise provided. ARTICLE IV RESERVATIONS OF SELLER 4.1 Seller hereby expressly reserves the following rights with respect to the Gas subject hereto and the Leases described in Exhibit “A” hereto: (1) The right to use Gas prior to delivery to Buyer for the following purposes: (a) For fuel used above ground in the development and operation of Leases dedicated to this Contract; and (b) For delivery to the parties “lessor” from whom the Leases were obtained, that Gas which such “lessors” are entitled to receive in kind under the terms of the Leases; and (c) For fuel used in the operation of the facilities which Seller may install in order to deliver gas hereunder in accordance with the terms hereof. (2) The right to pool or unitize the Leases (or any portion thereof) with other lands and leases. In the event of pooling or unitization, this Contract will cover Seller’s interest in the pool or unit and the Gas attributable thereto to the extent, and only to the extent, that such interest is attributable to Seller’s Gas Reserves. (3) The right to retain all oil and condensate separated from Seller’s Gas by Lease Separation Facilities prior to delivery to Buyer. The term “Lease Separation Facilities” shall mean conventional mechanical oil-gas field separators which may include adiabatic 5 expansion utilizing natural pressure available from a well without recompression but shall exclude facilities utilizing adsorption, absorption, expanders, mechanical refrigeration or low temperature separation processes with heat exchangers. (4) Seller shall furnish Buyer, at reasonable intervals, a written report of the volumes of gas utilized pursuant to the foregoing provisions of this Article IV; provided, however, if a regulatory body requires submission of monthly reports of gas so utilized, Seller agrees to furnish Buyer a copy of each such report. Seller’s Delivery Capacity shall be reduced by the quantity of Gas Seller utilizes pursuant to the foregoing reservations. ARTICLE V QUANTITY 5.1 During the term of this Contract, Buyer shall have the right to take and purchase one hundred percent (100%) of Seller’s Delivery Capacity subject only to Seller’s control to the extent necessary to prevent damage to the well or producing formation or due to poor market conditions. 5.2 Buyer agrees to take and Seller agrees to deliver Gas hereunder in accordance with all applicable laws, rules, and regulations, including but not limited to the rules of the Railroad Commission of Texas governing the determination of Gas market demand and procedures for the establishment and allocation of allowables and for ratable nominations and takes of Gas; provided, however, that if such laws, rules or regulations are at any time and from time to time modified, amended, revised, or interpreted after the date of this Contract, then Buyer or Seller may terminate this Contract upon thirty (30) days notice if Buyer or Seller determine that the laws, rules, or regulations as modified, amended, revised or interpreted, impose on Buyer 6 or Seller greater burdens, restrictions, or obligations than existed at the date of this Contract. The parties expressly recognize that Buyer’s obligations to take pursuant to the rules or otherwise shall be subject to the ability of Buyer’s facilities to handle all Gas connected thereto, lessening or fluctuating demand for Gas on Buyer’s or its resale purchaser’s pipeline system, the location on Buyer’s or its resale purchaser’s system of Gas supplies and demand, or force majeure as hereinbefore defined. In the event such rules or regulations are no longer applicable to Buyer’s takes of Gas under this Contract, Buyer agrees to purchase and take Seller’s Gas on a ratable basis with other Gas Buyer purchases and takes from the same Railroad Commission of Texas recognized field. 5.3 Commencing on the date Buyer first takes delivery of Casinghead Gas, Buyer shall take and purchase and Seller agrees to deliver and sell to Buyer from Seller’s Gas Reserves all of the Casinghead Gas produced from wells of Seller on or attributable to the Lease(s) and/or wells subject hereto and connected to Buyer’s pipeline system. 5.4 It is recognized that in order for Buyer to efficiently operate its pipeline system, it is essential that Gas received into such pipeline system be made available to Buyer under as uniform operating conditions as possible. Commensurate with good production and operating practices, Unfavorable Market Conditions and in accordance with proper conservation measures, Seller agrees to deliver Gas to Buyer at such rates of flow as Buyer may from time to time request, in writing. Buyer agrees to give Seller reasonable notice in the event Buyer desires at any time to increase or decrease the quantity of Gas requested hereunder. 5.5 In the event any of Buyer’s facilities are of insufficient capacity to handle all of the Gas connected thereto, Buyer shall be obligated only to take gas ratably from all Leases 7 and/or wells delivering into such facilities; provided however, in the event Buyer has not remedied the insufficient capacity problem within ninety (90) days after written notice from Seller, Buyer shall at Seller’s option and upon Seller’s request, release that part of Seller’s gas affected by such insufficient capacity in Buyer’s facilities. 5.6 Seller shall from time to time, at Buyer’s request, make available to Buyer such factual, geological, engineering, and production data possessed by or available to Seller, not considered by Seller to be confidential, that may be needed for study by Buyer of Seller’s existing or potential gas reserves and/or Seller’s Delivery Capacity. Buyer shall have the right from time to time to require a determination of Seller’s Delivery Capacity. 5.7 It is understood and agreed that nothing in this Contract shall be construed to require Buyer to pay for any quantities of gas not taken, or to require Seller to deliver or Buyer to purchase and receive from Seller any quantities of gas in excess of that which may be produced and taken under the applicable rules, regulations and orders of all regulatory bodies having jurisdiction and/or under Paragraph 5.2 of this Contract. 5.8 Seller agrees to have field personnel available to operate Seller’s wells and lease facilities and to receive and timely comply with Buyer’s requests (verbal or written) to increase or decrease the delivery of gas to Buyer. ARTICLE VI QUALITY 6.1 The Gas as delivered by Seller to Buyer shall be delivered commercially free of solids, dust, paraffin and paraffin forming constituents, gum and gum-forming 8 constituents, free water and other matter which may interfere with the delivery thereof or become separated therefrom during transportation. 6.2 The Gas as delivered by Seller to Buyer shall be as produced in its natural state and shall be of such quality that it shall meet the following specifications: (1) Contain not more than one-fourth (1/4) grain of hydrogen sulfide per 100 cubic feet; and (2) Contain not more than five (5) grains of total sulfur per one hundred (100) cubic feet; and (3) Contain not more than two percent (2%) by volume of carbon dioxide; and contain not more than a total of three percent (3%) by volume of non-hydrocarbon gases; and (4) Contain not more than one percent (1%) by volume of oxygen; and (5) Contain a gross heating value equivalent to at least one thousand (1,000) BTU per cubic foot; and (6) Have a temperature of not more than one hundred (100°) degrees Fahrenheit, nor less than forty (40°) degrees Fahrenheit, when delivered to Buyer. 6.3 Seller shall have the right to be represented and to participate in all tests of the Gas delivered hereunder, and to inspect any equipment used in determining the nature or quality of the Gas. 6.4 Should Gas tendered by Seller fail at any time to conform to all of the specifications set forth in this Article VI, Buyer may refuse to accept such non-specification Gas. In the event Seller delivers non-specification Gas to Buyer, Seller shall hold Buyer harmless with respect to any loss caused Buyer thereby. Seller shall have the right to treat non-specification gas to conform same with all of the above specifications. If Seller does not elect to treat such Gas, 9

 Buyer may at its option, accept the delivery of such Gas and Seller shall pay Buyer a fee as specified in Exhibit “C” hereto in consideration of Buyer’s acceptance of such non-specification Gas. The initial notification that gas from one or more wells is out of specification shall constitute continuing notice for all non-specification Gas tendered hereunder with no further notice required. The continued acceptance of any non-specification Gas by Buyer hereunder shall constitute recognition by Seller of Buyer’s ongoing right at any time without further notification to (a) reject all of such Gas; or (b) accept all of such Gas; or (c) accept any quantity of such Gas and reject the rest and shall satisfy all of Buyer’s obligations to purchase Gas hereunder. If neither party elects to treat such non-specification Gas and Buyer continues to refuse to accept same, Seller shall have the right upon thirty (30) days prior written notice to Buyer, to have released from this Contract, all (but only that) Gas that Buyer refuses to take. 6.5 Seller shall not introduce corrosion inhibitors, chemicals, antifreeze agents or other materials containing constituents harmful or injurious to Buyer’s operations into gas delivered hereunder. Gas delivered hereunder shall not contain any substance that is a hazardous or toxic waste or contaminant under state or federal law. Should Seller deliver gas into any of Buyer’s facilities whereon dehydration facilities are installed, then Seller agrees to furnish its prorata share of fuel for said dehydration at no cost to Buyer. 10

 ARTICLE VII POINT(S) OF DELIVERY, CONSTRUCTION OF FACILITIES, OWNERSHIP AND CONTROL OF GAS 7.1 The Point(s) of Delivery shall be at a mutually agreeable point on Buyer’s pipeline system. Upon delivery, title to the Gas and all components thereof shall pass to and vest in Buyer without regard to the purpose for which it may thereafter be sold or used by Buyer. 7.2 Seller, at its own expense, shall construct, equip, maintain and operate all lines and necessary facilities to deliver Gas committed hereunder to Buyer at the Point(s) of Delivery, including but not limited to, installation and maintenance of lease separation facilities (as defined herein), line heaters, chokes and safety valves. 7.3 Buyer shall construct, maintain, own and operate all necessary facilities to accept Seller’s Gas from Seller at the Point(s) of Delivery. 7.4 Each party shall promptly perform any necessary acts and construct and install the necessary facilities that may be required to commence the delivery of Gas in accordance with the provisions of this Contract. Buyer’s obligation to accept Gas from each well qualifying under Paragraph 7.5 below shall commence thirty (30) days following the latter of (i) written notice from Seller of the completion thereof, or (ii) receipt by Buyer of the test data, logs and other information necessary to evaluate the deliverability and reserves; provided, however, that Seller shall have the right to accelerate the Buyer’s obligation to accept Gas from each well, that qualifies under Paragraph 7.5, as of the date of first material sustained production if the Seller provides Buyer with written notice of Seller’s agreement to indemnify Buyer for the actual third party costs expended by the Buyer for the construction of the necessary facilities to accept Seller’s Gas at the Point(s) of Delivery (“Construction Indemnification Notice”). The 11

 Buyer shall, within thirty (30) days of the completion of the construction of any necessary facilities pursuant to this provision, provide the Seller with a written statement of the total actual third party costs expended (“Construction Indemnification Amount”). The Construction Indemnification Amount for each applicable well shall be reduced based upon the gross amount of Gas delivered to the Point of Delivery from the applicable well. The parties agree, solely for the purposes of calculating the reduction of the value of the Construction Indemnification Amount, that the rate of $0.45 per mmbtu will be utilized. The reduction to the Construction Indemnification Amount will be calculated on a monthly basis over a three (3) year period beginning the month of the date of first material sustained production from the each applicable well. Buyer shall provide Seller with a statement of the balance of the Construction Indemnity Amount for each applicable well on a quarterly basis. Once an applicable well has produced a gross quantity of Gas to reduce the Construction Indemnification Amount to zero, Seller shall no longer have any liability to Buyer for the third party costs expended by the Buyer for the construction of the necessary facilities to accept Seller’s Gas at the Point(s) of Delivery. In the event that an applicable well has failed to produce a gross quantity of Gas within the three (3) year period sufficient to reduce the Construction Indemnification Amount to zero, or the applicable well has been plugged and abandoned, whichever is the first to occur, the Seller shall pay to Buyer an amount equal to the difference between the Construction Indemnification Amount and the calculated reduction amount. By way of example and for the purpose of clarification, if Buyer expends $45,000 in actual third party costs to connect Seller’s well after receipt of a Construction Indemnity Notice, then Seller shall indemnify Buyer in the amount of $45,000 and such indemnity shall be reduced monthly by gross production delivered to the Point of Delivery until 100,000 MMBTU of gross gas production has been delivered to Buyer (100,000 12

 x $0.45 = $45,000). If, however, at the end of the three (3) year period the gross gas production that has been delivered to Buyer is only 70,000 MMBTU, then the Seller shall pay to Buyer the sum of $13,500.00 ($45,000.00 less (70,000 x $0.45 = $31,500.00) =$13,500.00). 7.5 With respect to all wells completed by Seller upon Leases committed and dedicated hereunder, Seller shall promptly give written notice of each such completion to Buyer together with logs, Railroad Commission of Texas potential test and other test data sufficient to determine the deliverability of each such well and the quantity of recoverable gas reserves attributable thereto. Provisions of Paragraphs 7.2, 7.3, and 7.4 above shall apply to each particular well provided such well has sufficient deliverability and gas reserves to enable Buyer, in its sole opinion, to economically justify the installation of the pipeline required to connect such well to its nearest existing pipeline that has the capability to handle the quality and volume of Gas production therefrom. In the event a well does not meet Buyer’s economic standards for connection Buyer shall notify Seller of such fact and Seller shall then have the option of either connecting same to Buyer’s pipeline system at a mutually agreeable point at Seller’s sole cost and expense or requesting Buyer to release same herefrom. In the latter instance, Buyer shall forthwith furnish to Seller a release for said well. Furthermore, nothing in this Contract shall require Buyer, in its sole opinion, to make or maintain any connection to any well and/or Point of Delivery if it is or becomes uneconomical for Buyer to do so. 7.6 Seller shall be in control and possession of the Gas sold and purchased hereunder and responsible for any damage or injury caused thereby until same shall have been delivered to Buyer at the Point(s) of Delivery. 13

 7.7 Buyer shall be in control and possession of the Gas sold and purchased hereunder and responsible for any damage or injury caused thereby after same shall have been delivered to Buyer at the Point(s) of Delivery. ARTICLE VIII PRESSURE 8.1 Seller agrees to deliver Gas to Buyer at the Point(s) of Delivery at a pressure sufficient to overcome the operating pressure in Buyer’s pipeline system. Such operating pressure may vary from time to time, but will not exceed twelve hundred (1200) pounds per square inch gauge (psig). 8.2 Should Seller at any Point of Delivery deliver gas into one of Buyer’s pipelines whereon compression facilities are installed, or in the event the natural well pressure available from one or more of Seller’s wells is insufficient to produce and deliver Gas in economic quantities into Buyer’s high pressure pipeline system without compression and Buyer reduces the pressure of its pipeline system at the affected Point of Delivery, then Buyer shall have the right to deduct each month from the proceeds otherwise due and payable to Seller hereunder, a compression fee equal to seven cents (7¢) per stage per Mcf of Seller’s Gas so compressed. Seller agrees to furnish its prorata share of fuel for said compression at no cost to Buyer. 14

 ARTICLE IX MEASUREMENT 9.1 Measurement shall be accomplished in accordance with the following principles: (1) The unit of volume for measurement of Gas delivered hereunder shall be one (1) cubic foot of Gas at a base temperature of sixty (60°) degrees Fahrenheit and at an absolute pressure of fourteen and sixty-five hundredths (14.65) psi, and otherwise as provided by the Natural Resources Code of the State of Texas (Section 91.051 through 91.062 of Vernon’s Texas Civil Statutes). Except as provided by that law, all fundamental constants, observations, records and procedures involved in determining and/or verifying the quantity and other characteristics of Gas delivered hereunder shall, unless otherwise specified herein, be in accordance with the standards prescribed in Report No. 3 of the Gas Measurement Committee of the American Gas Association (AGA), as now and from time to time revised, amended or supplemented. All measurements of Gas shall be determined by calculation into terms of such unit. All quantities given herein, unless expressly stated, are in terms of such unit. (2) Deviation from Boyle’s law shall be determined by use of the table or formulae published by the AGA Par Research Project NX-l9 corrected for Nitrogen (N2) and Carbon Dioxide (CO2). Determination of the molecular percentage of N2 and CO2 in the Gas shall be made within thirty (30) days after commencement of deliveries and at least quarterly. The molecular percentage of N2 and CO2 thus determined will be used to determine the supercompressibility factors during the ensuing period, with corrections for specific gravity, temperature and pressure. 15

 (3) The unit of measurement for payment purposes shall be one million BTU’s (MMBTU) determined by multiplying the measured volume in Mcf by the gross heating value (determined as established herein) in BTU’s per Mcf and then dividing by one million (1,000,000). 9.2 During the term of this Contract, Buyer shall install, maintain, own and operate a measuring station located on its pipeline system adjacent to each Point(s) of Delivery; provided, however, Seller shall secure the easement, or otherwise obtain the right or permission, necessary for Buyer to so install, maintain and operate such station at said point(s). Said measuring station shall be used for settlement hereunder and shall be so equipped with orifice meters, recording gauges, or other types of meter or meters of standard make and design commonly acceptable in the industry, as to accomplish the accurate measurement of gas delivered hereunder. The changing of the charts and calibrating and adjusting of meters shall be done by Buyer. Buyer shall bear all of the maintenance and operations costs of said measuring station(s). All equipment installed by Seller at any such measuring station shall be and remain the property of the Seller. Buyer’s right to use any such easement, right of way or other surface use shall terminate upon the termination of this contract. 9.3 Seller may, at its option and expense, install check meters at any Point(s) of Delivery for checking metering equipment; provided same shall be so installed as not to interfere with the operation of Buyer’s facilities. Seller agrees to monitor its deliveries of Gas so that any differential pressure pulsations at the Point(s) of Delivery shall not exceed ten percent (10%). 9.4 The temperature of the Gas flowing through the meter or meters shall be determined at Buyer’s option by the continuous use of a recording thermometer installed by 16

 Buyer so that it will properly record the temperature of the Gas flowing through the meter or meters. The arithmetical average of the hourly temperature recorded each day during the time that Gas was actually flowing through the meter shall be used in computing measurements for that day. In the event Buyer does not install a recording thermometer, the temperature of the Gas shall be determined by use of an indicating thermometer at the time of chart changes and recorded on the chart; the temperature so recorded will be used for that specific chart period. 9.5 The specific gravity of the Gas flowing through the meter or meters shall be determined at quarterly intervals, or more often, at Buyer’s election, by use of an AGA accepted gravitometer or by computation from fractional analysis of samples of the gas taken at the point of measurement. Specific gravities so determined will be used in calculating Gas deliveries for the month in which the test is made, and for all following months until the next specific gravity test is made. 9.6 The gross heating value of the Gas shall be determined by Buyer at least quarterly by taking of samples at Buyer’s meter; said samples may be run on a calorimeter at another location, or the gross heating value may be computed from fractional analysis of such samples. The result shall be applied to Gas deliveries during the month when the sample is taken and for all following months until a new sample is taken. Should Seller not be satisfied with the results of such analysis, it shall notify Buyer in writing. Promptly thereafter, representatives of the parties shall, using mutually satisfactory procedures, obtain simultaneously under normal conditions, two (2) individual samples of the Gas at the delivery point in question and by appropriate laboratory analysis determine the total gross heating value thereof in accordance with the terms of this Contract, reporting the results to the other in writing. The average of the total 17 gross heating value shown by such two (2) analyses shall be used for all purposes of this Contract for the period covered by the analysis made by Buyer which gave rise to the joint determination. 9.7 The “gross heating value” is defined as the number of BTU’s produced by combustion, at a constant pressure, of the amount of Gas which would occupy a volume of one (1) cubic foot at a temperature of sixty (60°) degrees Fahrenheit, if saturated with water vapor and under a pressure of fourteen and sixty-five hundredths (14.65) pounds per square inch absolute, with air of the same temperature and pressure as the Gas, when the products of combustion are cooled to the initial temperature of gas and air, and when the water formed by combustion is condensed to the liquid state. 9.8 Buyer shall determine or cause to be determined at each Point(s) of Delivery, the hydrocarbon content of the Gas at or about such time as the gross heating value is determined. Fractional analysis of samples shall be performed by Buyer utilizing gas chromatography equipment or such other method as may be commonly used in the industry. From such fractional analysis, Buyer shall determine the composition in molecular percent of each of the following chemical compounds: (1) carbon dioxide, (2) nitrogen, (3) methane, (4) ethane, (5) propane, (6) iso-butane, (7) normal butane, (8) iso-pentane, (9) normal pentane and (10) hexanes and heavier hydrocarbons. 9.9 Either party shall have the right to be present at the time of any installing, reading, cleaning, changing, repairing, inspecting, testing, calibrating, or adjusting done in connection with the other’s measuring equipment used in measuring deliveries hereunder. The records from such measuring equipment shall remain the property of their owner, but upon request, each will submit to the other its records and charts, together with calculations therefrom 18 subject to return within thirty (30) days after receipt thereof, after which the charts shall be kept on file for a period of one (1) year. At least once each three (3) months, Buyer shall calibrate the meters and instruments or cause the same to be calibrated. Buyer shall give Seller sufficient notice in advance of such tests so that Seller may, at its election, be present in person or by its representative to observe adjustments, if any, which are made. For the purpose of measurement and meter calibration, the atmospheric pressure shall be assumed to be fourteen and sixty-five hundredths (14.65) pounds per square inch, irrespective of variations in natural atmospheric pressure from time to time. Each party shall have the right to challenge the accuracy of the other’s measuring equipment and when challenged, the measuring equipment shall be tested (special test), and if necessary, repaired by the owner, the cost of such special test to be borne by Seller. 9.10 If upon any test the metering equipment in the aggregate is found to be inaccurate by one percent (1%) or more, registration thereof and any payment based upon such registration shall be corrected at the rate of such inaccuracy for any period of inaccuracy which is definitely known or agreed upon, or if not known or agreed upon, then for a period extending back to the last day of the calibration. Following any test, any metering equipment found to be inaccurate to any degree shall be adjusted immediately to measure accurately. If for any reason any meter is out of service or out of repair so that the quantity of gas delivered through such meter cannot be ascertained or computed from the reading thereof, the quantity of gas so delivered during such period same is out of service or out of repair shall be estimated and agreed upon by the parties hereto upon the basis of the best available data, using the first of the following methods which is feasible: 19

 (1) By using the registration of any check measuring equipment of Seller, if installed and registering accurately and the testing of such accuracy was witnessed by Buyer within sixty (60) days prior to the period in question; (2) By correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculation; (3) By estimating the quantity of deliveries by deliveries during preceding periods under similar conditions when the meter was registering accurately. 9.11 The measurement hereunder shall be corrected for deviation from Boyle’s Law at the pressure and temperatures under which gas is delivered hereunder. ARTICLE X PROCESSING OF SELLER’S GAS 10.1 Seller does hereby grant, assign and convey to Buyer all of its rights, to process or cause to be processed for the removal and recovery of all components other than methane, all of the Gas produced and saved from the Leases dedicated hereto except that portion of said Gas that may be unavoidably lost or used in the normal operation of Seller’s facilities, lost or used for compression and treating fuel or in other of Buyer’s pipeline system operations. 10.2 For all purposes, unless the context of this instrument requires otherwise, the following definitions shall be applicable: (1) “Plant” shall mean the gas processing facilities from time to time utilized by Buyer or Buyer’s nominee for the purpose of processing Gas delivered from the pipeline system receiving gas dedicated hereunder, whether such facilities consist of one or more Gas 20 processing facilities, or portions thereof, and recovering a raw unfractionated liquid hydrocarbon mix. (2) “Plant Product” or “Plant Products” shall mean the unfractionated liquid hydrocarbon mix consisting of (i) ethane, (ii) propane, (iii) iso-butane, (iv) normal butane, and (v) pentanes plus, adsorbed, absorbed or condensed in the plant from Gas delivered to the plant. Plant products shall also be deemed to include marketable hydrocarbon liquids accumulated in Buyer’s pipeline facilities and not processed in the plant (such marketable hydrocarbon liquids being hereinafter referenced to as “Field Liquids”). (3) “Component Plant Products” shall be (i) ethane, (ii) propane, (iii) iso-butane, (iv) normal butane, and (v) pentanes plus (including iso-pentane, normal pentane and hydrocarbon components of higher molecular weight) for the purposes of settlement and allocation hereunder. (4) “Residue Gas” shall mean that portion, as determined at the plant outlet, of gas remaining after extraction therefrom of plant products, fuel requirements, losses and other usage within the plant and Buyer’s pipeline, plus any Gas by-passed around the plant. (5) “Processed Volume” shall mean the volume of gas (in Mcf) received by Buyer at a particular Point of Delivery less said point’s attributable share of compression, treating and dehydration fuel (in Mcf) allocated on the basis of beneficial usage to the handling of said Gas after said Point of Delivery by Buyer or its nominee but prior to receipt thereof at the plant. (6) “Theoretical Test Gallons” of a particular component plant product shall mean the result obtained by multiplying the particular component plant product content of a particular Gas stream (expressed in gallons per Mcf) by the processed volume (in Mcf) of that particular stream delivered for processing (the result being expressed in gallons). 21

 ARTICLE XI PRICE AND BILLING 11.1 As full consideration for the Gas and all components thereof delivered to Buyer hereunder, Buyer shall pay Seller for the processing rights assigned herein to Buyer an amount as computed in Paragraph 11.2 of this Article and Buyer shall pay Seller for the Residue Gas attributable to such Gas an amount as computed in Paragraph 11.3 of this Article. In making such computations, the volume of Gas delivered to Buyer at each Point of Delivery shall first be reduced by the volume of Gas, if any, redelivered to Seller for Lease use without adjustments; i.e., Gas redelivered to Seller shall be deemed to have the same composition as Gas delivered to Buyer at the Point of Delivery to which same is attributed. 11.2 The amount to be paid for all processing rights shall be ninety-five percent (95%) of the sum determined by aggregating the results obtained by multiplying the volume of each component Plant Product, including Field Liquids, at each Point of Delivery hereunder attributable to Seller by the weighted average monthly sales price for each such component Plant Product and/or Field Liquids. (1) Each month the quantity (in gallons) of a particular component Plant Product recovered and saved in the Plant and attributable to a particular Point of Delivery shall be determined by multiplying the actual net component Plant Product produced by a fraction, the numerator of which is the Theoretical Test Gallons of the particular component Plant Product contained in the Processed Volume attributable to the particular Point of Delivery and the denominator of which is the total quantity of Theoretical Test Gallons of the particular component Plant Product contained in the Processed Volume attributable to all delivery points on 22

 Buyer’s pipeline system. Actual net plant production of a particular component Plant Product shall be the total net deliveries of that component Plant Product at the plant to purchasers during the month, plus or minus any change in inventory. (2) The “weighted average monthly sales price” of a particular component Plant Product shall be determined by dividing the total value invoiced and received for deliveries of the particular component Plant Product and Field Liquids during the month by the total net deliveries of the particular component Plant Product and Field Liquids during the month. The total value invoiced and received shall be adjusted to the FOB Plant basis and may include without limitation, a marketing fee of one and a half percent (11/2%), adjustments for contamination claims allowed, reductions for Plant Products not allocated to Buyer or for which value is not received by Buyer, transportation costs and other costs and expenses incurred in connection with the marketing and/or handling of Plant Products and Field Liquids. 11.3 The amount to be paid for Residue Gas shall be one hundred percent (100%) of the sum obtained by aggregating the results obtained by multiplying the quantity of Residue Gas (in MMBTU) at each Point of Delivery hereunder attributable to Seller by the appropriate price per MMBTU of Residue Gas. (1) The base price for Residue Gas delivered to Buyer hereunder during each month shall be determined as follows: (a) Buyer shall pay Seller for all Residue Gas a price per MMBTU (as defined in Article IX herein) equal to ninety-five percent (95%) of the price quoted in PLATTS (or any successor(s) thereto) “GAS DAILY PRICE GUIDE” under the heading “MARKET CENTER SPOT GAS PRICES (per MMBtu)”, the category “East-Texas”, for the “Houston Ship 23

 Channel” Index for the applicable month of delivery (“Houston Ship Channel Price”), less 12¢ per MMBtu. [Example: (95% x “Houston Ship Channel Price), less 12¢ per MMBtu]. In the event the aforementioned “Houston Ship Channel Price” is not reported in a given month(s), Buyer and Seller shall agree, within thirty (30) days thereafter, on a substitute price index from which to determine the price payable for Gas dedicated hereunder for such month(s) only. The substitute price index as adjusted will reflect the spot market price of Gas in the producing area subject to this Contract. (b) As to, and only as to well(s) dedicated hereunder and/or re-entries of well(s) dedicated hereunder which make initial delivery to Buyer on any day during a month before the third (3rd) business day of the immediate forthcoming month, the price for such well(s) during the month of initial delivery hereunder shall be ninety-five percent (95%) of the “Daily Midpoint” gas prices listed in PLATTS (or any successor(s) thereto) “GAS DAILY” for the Houston Ship Channel (“HSC Daily Midpoint Average”) for all the applicable days of delivery during such month of initial delivery, less 12¢ per MMBtu. In arriving at the price for applicable normal work days of delivery, the corresponding date of the “GAS DAILY” issue shall be utilized. In arriving at weekend day or holiday prices, the issue of “GAS DAILY” published immediately following the applicable weekend or holiday shall be used in arriving at the price for such days. Each day’s calculated price hereunder shall apply to the corresponding actual 24 production of the well(s). For well(s) subject to the provisions of this Paragraph 11.3(1)(b), the price for all months after the month of initial delivery shall be as provided for in Paragraph 11.3(1)(a) above. (c) As to, and only as to well(s) dedicated hereunder and/or re-entries of well(s) dedicated hereunder which make initial delivery to Buyer on the third (3rd ) business day or any day thereafter before the first (1st) day of the immediate forthcoming month, the price for such well(s) during the month of initial delivery and the month thereafter shall be ninety-five percent (95%) of the “HSC Daily Midpoint Average” for all the applicable days of delivery during such months, less 12¢ per MMBtu. In arriving at the price for applicable normal work days of delivery, the corresponding date of the “GAS DAILY” issue shall be utilized. In arriving at weekend day or holiday prices, the issue of “GAS DAILY” published immediately following the applicable weekend or holiday shall be used in arriving at the price for such days. Each day’s calculated price hereunder shall apply to the corresponding actual production of the well(s). For well(s) subject to the provisions of this Paragraph 10.1(1)(c), the price for all months after the month of initial delivery and the month thereafter shall be as provided for in Paragraph 10.1(1)(a) above. (2) In the event it is determined by the appropriate agency that the maximum lawful price which Seller may collect for all or any portion of the Gas sold hereunder is less than the price paid hereunder, then Seller shall notify Buyer immediately of such maximum lawful price and refund to Buyer the excess collected plus interest thereon, as provided for under 25 applicable regulations. Seller shall make any and all filings with the appropriate state and federal agencies which are required or necessary under applicable regulations. (3) Residue Gas attributable to a particular Point of Delivery shall be determined by multiplying the total heating value of the Residue Gas (in MMBTU) available at the outlet of the Plant plus the total gross heating value of Gas (in MMBTU) available for processing but by-passed around the Plant unprocessed by a fraction, the numerator of which shall be the total gross heating value of the Processed Volume (in MMBTU) less theoretical plant fuel (in MMBTU) and theoretical plant product shrinkage (in MMBTU) attributable to the particular Point of Delivery and the denominator of which shall be the aggregate of such determination for all delivery points on Buyer’s pipeline system. To determine the total gross heating value, the processed volume (in MCF) attributable to a particular Point of Delivery shall be multiplied by the gross heating value (in BTU per cubic foot) for that particular Point of Delivery as determined pursuant to Article IX, Paragraph 9.7, hereof and the result divided by one thousand (1,000) yielding the total gross heating value in millions of BTU (MMBTU). (4) Theoretical plant fuel attributable to a particular Point of Delivery shall be determined by multiplying the total gross heating value of plant fuel (in MMBTU) by a fraction, the numerator of which shall be the Processed Volume (in MCF) attributable to that particular Point of Delivery and the denominator of which shall be the Processed Volume (in MCF) attributable to all delivery points on Buyer’s pipeline system. (5) Theoretical plant product shrinkage attributable to a particular Point of Delivery shall be determined by conversion of the actual volume of each Component Plant Product attributed to the particular Point of Delivery to its respective heat content equivalent (in MMBTU) by multiplying the gallons thereof by the following factor applicable: ethane 26

 (.0663690), propane (.0915990), N-butane (.1037240), iso-butane (.0996520), pentanes & heavier (.1152600). 11.4 After deliveries of Gas have commenced, Buyer shall on or about the 25th of each month deliver to the Seller, via electronic mail (Seller to provide Buyer with the correct electronic mail address), a written statement of account for all Residue Gas and Gas processed during the preceding month. After the deliveries of Gas have commenced, Buyer shall on or about the last day of each month render to Seller a written statement with full payment for the quantity of Residue Gas delivered during the preceding calendar month. Buyer shall on or about the last day of each month render to Seller a statement of account for Seller’s Gas processed during the preceding calendar month. Buyer shall make payment to Seller as to each statement of account for Gas processed within ten (10) days after such statement is rendered. Buyer may deduct from its payments to Seller hereunder any sums due by Seller to Buyer unless Seller has a good faith dispute regarding any such sums. Late payments by Buyer will carry simple interest at the lower of eight percent (8%) per annum or the maximum lawful interest rate, and shall be applicable to all late payment or underpayment amounts to be paid by Buyer to Seller. 11.5 Each party shall cause to be preserved for the period required by law all records pertaining to the purchase and sale of Gas hereunder. Seller shall have the right at reasonable times during normal office hours and at its expense to examine the books and records which pertain to the basis of payment hereunder at the office where same is kept. In the event an error is discovered in the amount shown to be due on any statement rendered, such error shall be adjusted without penalty or interest as soon as reasonably possible after discovery thereof, however all statements, payments and invoices shall be deemed correct unless questioned within two (2) years of the date such statement or invoice is prepared and/or such payment is rendered. 27

 ARTICLE XII TAXES, ASSESSMENTS AND FEES 12.1 Seller shall bear and pay all excise, severance, sales, transaction, occupation, and other taxes and the oil field cleanup fee levied on or in respect to the Gas and the handling thereof prior to the delivery to Buyer, excepting that associated with the five percent (5%) of the Plant Products and Residue Gas accruing to Buyer. 12.2 In the event a tax is hereafter imposed upon the act, right or privilege of processing Gas for the recovery of Plant Products, or any tax similar in effect is imposed with respect to Buyer’s operations hereunder, the tax shall be borne by both Seller and Buyer in the same ratio that the parties share the value of Plant Products extracted in the Plant. 12.3 Buyer shall be entitled to deduct from the amount due Seller all taxes, the oil field clean up fee and the gross receipts tax levied upon or in respect to the Gas delivered hereunder which may be borne by Seller, but which are required by law or regulation to be paid by Buyer. ARTICLE XIII REGULATORY BODIES 13.1 This Contract is subject to all present and future valid laws and lawful orders of all regulatory bodies now or hereafter having jurisdiction of the parties. If either party be ordered or required to do any act inconsistent with the provisions of this Contract, then this Contract shall continue nevertheless and shall be deemed modified to conform with the requirements of such law or regulation. 28

 ARTICLE XIV FORCE MAJEURE 14.1 In the event that either party hereto is rendered unable, wholly or in part, by force majeure or other causes herein specified, to carry out its obligation under this Contract, it is agreed that on such party’s giving notice, so far as they are affected by such force majeure or other causes herein specified, its obligation shall be suspended during the continuance of any inability so caused, but for no longer period and such cause shall so far as possible be remedied with all reasonable dispatch. 14.2 The term “force majeure” as employed herein shall mean acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrests, and restraints of the Government, either federal or state, civil or military, civil disturbances, explosions, sabotage, malicious mischief, breakage or accident to machinery or lines of pipe, necessity of making repairs and maintenance to Buyer’s facilities, freezing of wells or lines of pipe, refusal or inability of Buyer’s resale purchaser(s), gatherer(s) and/or transporter(s) to take deliveries, partial or entire failure of gas supply or market, Unfavorable Market Prices for Gas and/or Residue Gas, administrative and/or operational issues, occurrences and/or problems, inability of any party hereto to obtain right-of-way, necessary materials, supplies or permits, any of the foregoing or any action due to existing or future rules, regulations, orders, laws or proclamations of governmental authorities (both federal and state), including both civil and military, and any other cause whether of the kind herein enumerated or otherwise, not reasonably within the control of the party claiming suspension. 29

 14.3 It is understood and agreed that the settlement of strikes or other labor difficulties shall be entirely within the discretion of the party having the difficulty, and that the above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of labor difficulties by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the party having the difficulty. ARTICLE XV WARRANTY OF TITLE TO GAS 15.1 Seller hereby warrants that it has the good and lawful right to market all the Gas (including Residue Gas and/or Plant Products) delivered hereunder and that Seller warrants it has the right and authority to act on behalf of the party owning such Gas (including Residue Gas and/or Plant Products) with respect to all matters covered by this Contract, free and clear of any and all liens, encumbrances, and claims whatsoever. Seller shall at all times have the obligation to make settlements for all royalties due, and to make settlements with all other persons having any interest in the commodities sold hereunder which are applicable prior to title passing to Buyer. Seller agrees to indemnify Buyer and save it harmless from all suits, actions, debts, accounts, damages, costs and losses and expenses arising from or out of adverse claims of any and all persons, firms or corporations to said Gas (including Residue Gas and/or Plant Products) or payments therefor or to royalties, overriding royalties, taxes, license fees, or charges thereon, which are applicable before the title passes to Buyer. Buyer may, at any time thereafter when it reasonably appears to Buyer that the ownership or title to all or any portion of the Gas (including Residue Gas and/or Plant Products) delivered hereunder may be vested in or claimed by some party other than Seller, or upon learning of any other adverse claims retain that portion 30 of the purchase price subject to question thereof until Buyer has been satisfied reasonably as to the amount of such claim or ownership claimed, until such claim has been finally determined and satisfied or until Seller shall have furnished security to Buyer for the repayment of any such claim satisfactory to Buyer conditioned to hold Buyer harmless. Without impairment of Seller’s warranty of title, it is agreed that if Seller owns or controls less than full title to the Gas, Residue Gas or Plant Products delivered hereunder, the payments provided for herein may be made only in the proportion the interest that Seller owns or controls bears to the full title. 15.2 Seller shall execute Buyer’s form of a 100% Indemnifying Gas Division Order prior to Buyer releasing any payments to Seller hereunder. ARTICLE XVI EASEMENTS 16.1 To the extent that it may contractually or lawfully do so Seller hereby assigns and transfers to Buyer an easement across Leases described in Exhibit “A” hereto, for the purpose of installing, using, inspecting, repairing, operating, replacing, and/or removing Buyer’s pipe, meters, lines and other equipment used in the performance of this Contract. Any property of Buyer placed in or upon any of such land shall remain the personal property of Buyer, subject to removal by it upon the expiration or termination of this Contract for any reason; after which Buyer shall have a reasonable time after the expiration of this Contract to remove same, but no longer than the period allowed by the Leases. Buyer shall indemnify and hold Seller harmless from all claims and damages for all injuries to persons, including death, and to property arising out of or incident to Buyer’s use of the easement hereunder transferred. 31

 ARTICLE XVII TERM 17.1 For each well(s), Lease(s) and/or land(s) committed and dedicated to Buyer hereunder, this Contract shall be effective from the date first above written and shall continue and remain in full force and effect for a term of ten (10) years from the date of initial deliveries hereunder of each such well(s), Lease(s) and/or land(s) and shall continue in force and effect thereafter for successive periods of one (1) year for each such well(s), Lease(s) and/or land(s) until terminated either by Seller or Buyer upon sixty (60) days’ prior written notice to the other party hereto specifying a termination date at the end of such ten (10) year term, or any yearly period thereafter. ARTICLE XVIII SELLER’S LEASES 18.1 Seller represents and warrants that it has the right to market the Gas from the Leases described in Exhibit “A” hereto. 18.2 Seller shall have the right to operate said Leases, free from any control by Buyer, and in such manner as Seller or the operator thereof, may deem advisable; including without limitation, the right to drill or not drill new wells and to repair and rework old wells, and to abandon any well or surrender any Lease when no longer deemed by Seller to be capable of producing Gas under normal methods of operation or in commercially paying quantities; provided, however, that notice of the surrender of any Lease shall be given to Buyer as soon as practical. 32

 ARTICLE XIX MISCELLANEOUS 19.1 No waiver by either Seller or Buyer of any default of the other under this Contract shall operate as a waiver of any future default, whether of like or different character or nature, nor shall any failure to exercise any right hereunder be considered as a waiver of such right in the future. 19.2 This Contract shall be binding upon and inure to the benefit of the successors, assigns, legal representatives, administrators, and/or Seller’s Operator(s). Any party hereto may assign its right, title, and interest in, to and under this Contract, including, without limitation, any and all renewals, extensions, amendments, and/or supplements hereto; provided, however, that no such assignment shall in any way operate to enlarge, alter, or change any obligation of the other party or parties thereto. No assignment shall be effective or binding until a copy of same has been furnished to the other party. Nothing in this Contract, express or implied, confers any right or remedies on any person or entity not a party hereto other than successors and assigns, or heirs, administrators or executors of the parties hereto. 19.3 The quantities of Gas specified in Article V of this Contract are based on the assumption that all Gas in, under, and that may be produced from the Leases described in Exhibit “A” hereto will be committed, delivered and sold to Buyer in accordance with the terms and provisions of this Contract. In the event all Gas in, under and that may be produced from said Leases is not committed to Buyer under this Contract; then in such event the volumes of Gas specified in Article V hereof shall be reduced to a new volume obtained as follows: The applicable quantity specified in Article V hereof shall be multiplied by a fraction, the numerator 33 of which shall be the Gas reserves dedicated to this Contract and the denominator of which shall be the total Gas reserves underlying the Leases described in Exhibit “A” hereto. 19.4 All notices and communications between the parties shall be in writing and shall be directed and mailed to the respective parties hereto at the following addresses: Seller: Evolution Operating Co., Inc. 2500 CityWest Blvd., #1300 Houston, Texas 77042 Buyer: ETC Texas Pipeline, LTD. 800 E. Sonterra Blvd. Suite 400 San Antonio, Texas 78258-3941 Either party may from time to time change the address to which notices to it shall be directed by furnishing the other party with written notice of the change. All notices provided and authorized to be given hereunder shall be considered as given only if and when received by the party to whom addressed; provided, however, any notice sent by registered or certified mail with return receipt requested and all postage and fees therefor paid shall be deemed to have been given on the date deposited in the United States mail addressed to the party being notified, if the party being notified has received the registered or certified mail within three (3) days of the date of deposit in the United States mail. Telecopier transmission shall be deemed to be written delivery if received in legible form by the recipient. If there is now or hereafter more than one person or entity within the designation of “Seller”, as above named, the Seller shall designate a single “Seller’s Representative” to execute amendments and/or supplements hereto, to receive and give notice and requests, to witness tests, to deliver the quantity of Gas deliverable, to render and receive statements for Gas delivered, to receive payments, to inform Buyer as required with respect to the status of production from each well, and said Seller’s Representative shall be 34 responsible for making allocation with respect to quantities of Gas delivered hereunder or delivery capacities of any wells covered hereunder between or among the individual parties Seller hereto. Respecting performance of the above mentioned items and matters, Buyer need look only to Seller’s Representative and not to any individual party “Seller”, and Buyer shall not be liable to any party Seller regarding any failure of Seller’s Representative in such performance. The initial Seller’s Representative is designated in Exhibit “B” hereto. No change as to Seller’s Representative shall be binding on Buyer until Buyer has been furnished with a notice in writing, properly executed by each Seller in interest under this Contract, giving the name and address of such designated representative. 19.5 Any provision of this Contract which reasonably contemplates the disconnection of any well or lease, shall constitute specific pregranted written approval to disconnect from any well or lease and shall satisfy the provisions of any rule or regulation of any regulatory agency (or successor thereto) having jurisdiction which requires written consent prior to severance. 19.6 Subject to all other terms and conditions of this Contract, in the event Seller’s deliveries of Gas to Buyer at the Point(s) of Delivery from any well subject to this Contract are less than 1,000 Mcf of gas per month for any one consecutive calendar month period, then for each month thereafter in which Seller’s deliveries from such well are less than 1,000 Mcf, Seller shall pay to Buyer a per well fee of one hundred and seventy-five dollars ($175) per month as additional consideration for Buyer to maintain its existing pipeline system and to continue to take delivery of Gas from such well. 19.7 This Contract terminates and supersedes any prior Contract(s) between the parties hereto to the extent that such Contract(s) cover Seller’s interest in the Lease, Leases and 35

 Gas committed and dedicated to Buyer under the terms and conditions of this Contract. In consideration of the covenants herein contained, Seller hereby acknowledges payment in full by Buyer of all sums owed Seller by Buyer, including interest on said sums for Gas produced from the lands subject to the superseded Contract(s) and any other sums owed Seller related to any Contract which is hereby terminated or superseded and Seller hereby releases and waives any and all causes of action therefor; provided, however, this termination and release does not include Buyer’s obligation to pay for Gas taken under the superseded Contract(s) during the sixty (60) day period preceding the date of Seller’s execution of this Contract. Except as hereinabove modified, the superseded Contract(s) shall remain in full force and effect. 19.8 This Contract contains the entire agreement between the parties and there are no other oral promises, agreements, contracts or warranties affecting this Contract or its performance. 19.9 Notwithstanding any other provision herein, in no event shall either party be liable to the other party for any loss of profits, incidental, consequential, special, exemplary, punitive or similar damages arising out of any breach of contract, tort or other cause of action related to this Contract. 19.10 The parties hereto agree and confirm that in the consideration and interpretation of this Contract same shall be construed under the laws of the State of Texas and this Contract was prepared by all parties hereto and not by any party to the exclusion of the other or others. 19.11 The headings and subheadings contained in this Contract are used solely for convenience and do not constitute a part of the Contract between the parties hereto nor should they be used to aid in any manner in interpreting or construing this Contract. 36

 19.12 Exhibit “A”, “B”, “C” and “D” are incorporated herein by this reference. The singular neuter and masculine pronouns as used herein shall include any gender and number as the context may require. IN WITNESS WHEREOF, the parties have executed this Contract in one or more copies or counterparts, each of which, when executed by Buyer and any Seller, shall constitute and be an original effective Contract between such Buyer and such Seller (as to such Seller’s interest) executing same as of the date first above written, whether or not this copy or any counterpart is signed by all the parties named herein. BUYER: ETC TEXAS PIPELINE, LTD. By LG PL, LLC Its General Partner /s/ Mackie McCrea Name: Mackie McCrea Title: President SELLER: EVOLUTION OPERATING COMPANY, INC. /s/ Robert S. Herlin Name: Robert S. Herlin Title: President 37

EXHIBIT “A” KLING ENGINEERING & SURVEYING BRYAN, TEXAS

EXHIBIT “A” KLING ENGINEERING & SURVEYING BRYAN, TEXAS

EXHIBIT “A” KLING ENGINEERING & SURVEYING BRYAN, TEXAS

EXHIBIT “A” KLING ENGINEERING & SURVEYING BRYAN, TEXAS

EXHIBIT “B” Seller’s Representative: Evolution Operating Co., Inc. 2500 City West Blvd., #1300 Houston, Texas 77042

 EXHIBIT “C” Non-specification gas to be assessed a treating fee is (1) gas containing in excess of 1/4 grain H2S per 100 scf, (2) gas containing in excess of 2.0% by volume of CO2 and (3) gas containing in excess of 3.0% by volume of non-hydrocarbon gases. (1) For gas containing in excess of 1/4 grain H2S per 100 scf but not more than permitted by prudent corrosion protection parameters, the charge will be 4 .5¢/Mcf. (2) For gas containing in excess of 2.0% by volume of CO2, but less than 3.0%, the charge will be 4.5¢/Mcf. For gas containing in excess of 3.0% CO2, the charge will be computed by multiplying 4.5¢/Mcf by the tested CO2 content in volume percent less 2.0. For example, if Seller’s gas contained 3.3% CO2, the charge would be 4.5¢/Mcf (3.3 - 2.0) or 5.85¢/Mcf. (3) For gas containing in excess of 3.0% by volume of non-hydrocarbon gas, but less than 4.0%, the charge will be 4.5¢/Mcf. For gas containing in excess of 4.0%, non-hydrocarbon gas, the charge will be computed by multiplying 4.5¢/Mcf by the tested content in volume percent of non-hydrocarbon gas less 3.0. For example, if Seller’s gas contained 4.3% non-hydrocarbon gases, the charge would be 4.5¢/Mcf (4.3 - 3.0) or 5.85¢/Mcf. (4) For gas containing in excess of 2% CO2 and 3% non-hydrocarbon gas, the charge will be the higher of the charges computed pursuant to No. (2) or No. (3) above. The treating charge will be assessed on the wellhead volume of non-specification gas measured at the Point(s) of Delivery and will be deducted from the amount Seller is otherwise due before payment is made to Seller each month. Buyer shall have the option to periodically adjust its treating charges. Seller agrees to furnish its prorata share of fuel associated with treating at no cost to Buyer.

 EXHIBIT “D” GAS LIFT 1. For the following described consideration and as a service to Seller, Buyer will attempt to redeliver to Seller at all wells connected under the Contract gas volumes (not to exceed 500 Mcf per day per well) for gas lift purposes to the extent that in Buyer’s sole judgment volumes of gas are available for such purpose from the Buyer’s gathering system under its system configuration as it exists from time to time. If in Buyer’s sole judgment modifications to the gathering system would be required to meet Seller’s requested volumes for gas lift gas in excess of those ordinary and customary modifications accounted for and contemplated in the first sentence of Subsection 3 d) below, Buyer shall notify Seller of the estimated cost of the modifications needed to make additional gas lift volumes available. If Seller agrees to reimburse Buyer for all actual costs of making the system changes, upon receipt by Buyer of the reimbursement for estimated costs, Buyer will cause commencement of construction of any needed mutually agreeable modifications. Buyer shall cause to be furnished, installed, and maintained at Buyer’s or its Affiliate’s cost separate redelivery and gas measuring equipment and instruments conforming to the measurement requirements of this Contract. The system modifications and redelivery and measuring equipment shall remain the property of Buyer or its affiliated gatherer. 2. Buyer will measure gas lift gas furnished to Seller by Buyer. Measurement records shall remain the property of Buyer, but shall be available to Seller as provided in this Contract. Measurement and heating value determinations shall be performed as specified in this Contract. The MMBtus of gas redelivered to Seller by Buyer for each of Seller’s wells will be deducted from the MMBtus delivered to Buyer at Buyer’s purchase metering equipment for which payment from Buyer to Seller would otherwise be due. This deduction will be reflected on Buyer’s monthly gas statements to Seller. 3. For gas lift gas service to Seller under this Section, Buyer will charge Seller or its designee for each gas lift gas redelivery installation a one-time installation fee of $7,500 and a monthly Service Fee. The monthly Service Fee will be $250.00 for each month or partial month while Buyer’s equipment is in service for redelivery of gas to Seller. Buyer may at its option subtract the monthly Service fee from Buyer’s payment to Seller for any gas delivered to Buyer. Seller may request termination of gas lift gas service for any gas lift location upon written notice to Buyer, and Buyer will then cease charging the related fees effective as of the first of the month following Buyer’s receipt of Seller’s gas lift gas termination request. Buyer may elect to discontinue gas lift gas deliveries to Seller and the associated fees as to any or all locations as of the end of any month upon 30 days advance written notice to Seller. 4. Buyer and Seller recognize that due to the intermittent nature of requirements for gas lift gas, there may be months in which the gas redelivered to Seller exceeds the gas production delivered by Seller to Buyer. Buyer may deduct the value of these excess gas sales from Buyer to Seller from any proceeds due to Seller or invoice Seller or Seller’s operator for excess gas lift gas redeliveries that are not recouped in kind within the delivery month. If Buyer invoices Seller, Seller shall pay or cause its operator to pay these invoices within 15 days following the date of the invoice. The price per MMBtu for excess gas lift sale gas not balanced out by recoupment during the delivery month will be 125% of the monthly weighted average sales price on Buyer’s Southeast Texas Pipeline System per MMBtu. 2